ESCROW AGREEMENT AND INSTRUCTIONS
                        ---------------------------------


         This Escrow Agreement and Instructions dated as of April 28, 1997 (this "Agreement") is made by and among Brunswick Corporation, a Delaware corporation ("Brunswick"), American Recreation Company, Inc., a Delaware corporation ("Seller"), Bell Sports Corp., a Delaware corporation ("Parent"), and The First National Bank of Chicago ("Bank").

                                    RECITALS
                                    --------

         A. Brunswick, Parent and Seller have entered into an Asset Purchase Agreement dated April 1, 1997 (the "Purchase Agreement") pursuant to which, among other things, Brunswick has agreed to pay into the escrow created hereby the sum of $500,000 to be disbursed as provided in this Agreement. Bank is not a party to the Purchase Agreement.

         B. Brunswick, Parent and Seller desire Bank to act as escrowee of the total amount paid into escrow and income earned thereon as provided herein, and Bank is willing to so act. Bank has agreed to act in accordance with the terms of this Agreement.

                                    AGREEMENT
                                    ---------

     It is agreed as follows:

         1. Creation of Escrow Fund. Brunswick has paid, or will pay to the Bank, to be held in escrow pursuant hereto, the sum of $500,000 (the "Escrow Fund").

         2. Income. The Escrow Fund shall be invested pursuant to Section 6 hereof until it is released and paid as provided herein. Income earned by the Escrow Fund shall accrue and become part of the Escrow Fund to be used as provided herefor. Parent and Seller shall be responsible for, and report, all taxes on income earned by the Escrow Fund.

         3. Disbursements from Escrow Fund.
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                  3.1   Disbursement    from   Escrow   Fund   for   Breach   of
Representations and Warranties, Covenants and Agreements. Whenever Brunswick demands payment from the Escrow Fund for breach of any representation or warranty, covenant or agreement of Parent and Seller pursuant to Section 2.6 or
Section 9.2 of the Purchase Agreement, Brunswick shall give notice thereof to Bank and to Parent (acting on behalf of Parent and Seller), which notice ("Claim Notice") shall specify the amount claimed and the basis for the claim. If after fifteen (15) business days after such Claim Notice is so received, Parent has not given notice to Bank of Parent's objection to the disbursement of such funds in the amount claimed by Brunswick in such Claim Notice, Bank shall disburse to Brunswick from the Escrow Fund the full amount so claimed. If, on the other hand, Parent gives written notice to Bank objecting to the distribution of the claimed amount or any portion thereof within fifteen (15) business days of the giving of a Claim Notice, Bank shall not disburse any funds to Brunswick with respect to the amount disputed under such Claim Notice, unless and until Bank has either received the written notice of Parent evidencing Parent's acceptance of such disbursement or a non-appealable court order has been issued, in a court of competent jurisdiction, providing that such funds be disbursed.

                  3.2 Final Disbursement. Unless this Agreement is terminated earlier in accordance with Section 4 hereof, the full amount of the Escrow Fund, less any amounts previously disbursed to Brunswick pursuant hereto, shall be disbursed to Seller on the date written direction to disburse is delivered to the Escrow Agent by Brunswick and Parent (acting on behalf of Parent and Seller). Brunswick and Parent covenant to each other that such written notice shall be delivered on the fifteenth day after the final determination of the Final Inventory Value (as defined in the Purchase Agreement), such fifteenth day being the "Disbursement Date". Notwithstanding anything to the contrary herein, if on the Disbursement Date there is pending one or more Claim Notices which have not been the subject of a disbursement or other final resolution, Bank shall not disburse from the Escrow Fund amounts which would deplete the Escrow Fund below the amount so claimed by Brunswick unless and until final resolution of such matters is made.

         4. Termination. This Escrow Agreement shall terminate and be of no further force and effect upon the earlier of (a) the date that no funds remain in the Escrow Fund to be disbursed hereunder,

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and (b) the Disbursement Date, unless one or more pending Claim Notices exist on such date, in which case this Escrow Agreement will terminate upon final resolution of such pending Claim Notices.

         5. Investments. Bank shall invest and reinvest any cash in the Escrow Fund in any one of the following investments: (i) direct obligations of or obligations guaranteed by the United States of America; (ii) in repurchase agreements collateralized by investments in (i) above, (iii) commercial paper rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investors Services, Inc., or better; (iv) certificates of deposit issued by United States commercial banks having capital and surplus of at least $500,000,000; (v) investments in institutional money market funds of Bank investing principally in obligations permitted by clauses (i) through (iv) above; (vi) such other investments as may be mutually agreed upon by Brunswick and Parent ("Permitted Investments"), provided, that, in any case any investments shall be with such maturities as Parent and Brunswick may determine are compatible with the payments which may be required hereunder. The parties agree that the Escrow Fund shall initially be invested in the Bank's Pegasus U.S. Government Securities Cash Management Fund. Bank acknowledges that it has no interest in any cash or investments held in the Escrow Fund from time to time, and further acknowledges that the Escrow Fund is to be held for the benefit of Brunswick, Parent and Seller in the manner contemplated in the Purchase Agreement. Bank covenants and agrees that (i) it will keep all cash and Permitted Investments in the Escrow Fund in an account conspicuously marked on the records of Bank as "Escrow Account for the benefit of Brunswick, Parent and Seller", together with the account number thereof, (ii) it will issue Form 1099 to Parent and Seller with respect to income earned by them, to the extent required by the Internal Revenue Code of 1986, as amended, (iii) it will report all income earned by the Escrow Fund to Parent and Seller and (iv) it will give such further assurances as Brunswick and Parent may reasonably request from time to time in order to ensure that Bank is in compliance with the provisions of this Agreement.

         6. General Terms.

                  6.1 Duties. The duties and responsibilities of Bank shall be limited to those expressly set forth herein.

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                  6.2 No  Additional  Liability.  Bank  shall not be  personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment and Bank shall also be fully protected in relying upon any written notice, demand, certificate, or document which it in good faith believes to be genuine.

                  6.3 Assumed Validity of Documents. Bank shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents deposited hereunder, or of any endorsement thereon or for lack of endorsement thereon, or for any description therein, nor shall Bank be responsible or liable in any respect on the account of the identity, authority or right of the persons executing or delivering or purporting to execute or deliver any such document or endorsement.

                  6.4 Fees. Bank shall be paid a reasonable fee for its services and shall be reimbursed for its reasonable expenses incurred in connection with the ordinary administration of the Escrow Fund, including charges for the acceptance, disbursement and investment of the Escrow Fund. Brunswick and Parent shall each pay one-half of Bank's reasonable fees and expenses.

                  6.5 Indemnification. Brunswick, Parent and Seller each agree to hold Bank harmless and to indemnify Bank against any loss, liability or expenses (including reasonable attorneys' fees and expenses) incurred by Bank and arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for any loss, liability or expense incurred as a result of the negligence or willful misconduct of Bank. The foregoing indemnity in this paragraph shall survive the resignation of Bank or the termination of this Agreement.

                  6.6 Notices. All claims, notices, requests, demands, or other communications hereunder shall be in writing and be given in person, by express mail service or by mail, and shall become effective (a) on delivery if given in person, (b) on the date of delivery if sent by facsimile or by express mail service, return receipt requested, or (c) four business days after being deposited in the mails, with proper postage for first-class registered or certified mail, prepaid.

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     Notices shall be addressed as follows:

                  (a)      If to Brunswick:

                           Brunswick Corporation
                           One North Field Court
                           Lake Forest, IL  60045-4811
                           Attention:  General Counsel
                           Facsimile:  (847) 735-4050

                           With a copy to:

                           Brunswick Outdoor Recreation Group
                           6101 East Apache
                           Tulsa, Oklahoma 74115
                           Attention: President
                           Facsimile:  (918) 834-8575

                  (b)      If to Parent or Seller:

                           Bell Sports Corp.
                           15170 N. Hayden Road, Suite 1
                           Scottsdale, Arizona 85260
                           Attention: Chief Financial Officer
                           Facsimile: (602) 951-0511

                           With a copy to:

                           Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois 60603
                           Attention: Larry A. Barden
                           Facsimile:  (312) 853-7036

                  (c)      If to Bank:

                           The First National Bank of Chicago
                           One First National Plaza
                           Suite 0673
                           Chicago, Illinois 60670-0673
                           Attention: Corporate Trust Administration
                           Facsimile:  (312) 407-1708

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or such other  address  as any party may from time to time  specify by notice to the other parties.

                  6.7 Responsibilities and Rights of Bank.

                  (a) Bank undertakes to perform only such duties as are expressly set forth herein. Without limiting the generality of the foregoing, Bank shall have no duty or responsibility with regard to any: (i) security as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default; and (ii) loss occasioned by delay in the actual receipt of notice of any payment, redemption or other transaction regarding any item in the Escrow Fund as to which it is authorized to take action hereunder. Bank may consult with counsel and shall be fully protected with respect to any action taken in good faith in accordance with such advice.

                  (b) Bank does not make any representation or warranty with regard to the creation or perfection, hereunder or otherwise, of a security interest in the Escrow Fund or regarding the negotiability or transferability of, or existence of other interest in the Escrow Fund. Bank shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Fund or any part thereof or to file any financing statement under the Uniform Commercial Code of any state with respect to the Escrow Fund or any part thereof.

                  (c) Bank is hereby authorized to comply with any judicial order or legal process which stays, enjoins, directs or otherwise affects the transfer or delivery of the Escrow Fund or any party hereto and shall incur no liability for any delay or loss which may occur as a result of such compliance.

                  (d) Bank shall have no duty or responsibility with regard to any loss resulting from the investment, reinvestment, sale or liquidation of the Escrow Fund in accordance with the terms of this Agreement. Bank need not maintain any insurance with respect to the Escrow Fund.

                  (e) Except as otherwise expressly provided herein, Bank is authorized to execute instructions and take other actions

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
         pursuant to this Agreement in accordance with its customary processing practices for similar customers and, in accordance with such practices Bank may retain agents, including its own subsidiaries or affiliates, to perform certain of such functions. All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by Bank as agent, at the risk of the other parties hereto with respect to their actions or omissions and those of any person other than Bank. In no event shall Bank be responsible or liable for any loss due to forces beyond its control, including, but not limited to, acts of God, flood, fire, nuclear fusion, fission or radiation, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, movement action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain equipment or communications facilities, or the failure of equipment or interruption of communications facilities, and other causes whether or not of the same class or kind as specifically named above. In the event that Bank is unable substantially to perform for any of the reasons described in the immediately preceding sentence, it shall so notify the other parties hereto as soon as reasonably practicable.

                  (f) Notwithstanding any provision of this Agreement to the contrary, Bank shall not be bound by, or have any responsibility with respect to, any other agreement or contract between Brunswick, Parent and Seller (whether or not Bank has knowledge thereof). In no event shall Bank be liable to Brunswick, Parent and Seller, or any other person whatsoever for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (g) It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Escrow Fund, Bank is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Fund until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of any court or other tribunal of competent jurisdiction in the

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         United  States of America and time for appeal has expired and no appeal has been perfected, but Bank shall be under no duty whatsoever to institute or defend any such proceedings.

                  (h) Brunswick, Parent and Seller acknowledge and agree that Bank shall not be responsible for taking any steps, including without limitation, the filing of forms or reports, or withholding of any amounts in connection with any tax obligations of Brunswick, Parent and Seller or any other party in connection with the Escrow Fund. Bank shall be entitled to take any action such as withholding, that it deems appropriate to ensure compliance with its obligations under any applicable tax laws.

         7.       Instructions; Escrow Fund Transfers.

                  (a) Bank is authorized to rely and act upon all instructions given or purported to be given by one or more officers, employees or agents of Brunswick, Parent or Seller (i) authorized by or in accordance with a corporate resolution delivered to Bank or (ii) described as authorized in a certificate delivered to Bank by the appropriate Secretary or an Assistant Secretary or similar officer (each such officer, employee or agent or combination of officers, employees and agents authorized pursuant to clause (ii) or described pursuant to clause (ii) of this Subsection 7(a) is hereinafter referred to as an "Authorized Officer"). (The term "instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Escrow Fund any and all stocks, bonds and other securities or to transfer all or any portion of the Escrow Fund.) Bank may also rely and act upon instructions when bearing or purporting to bear the signature or facsimile signature of any of the individuals designated by an Authorized Officer regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures resemble the facsimile specimen or specimens from time to time furnished to Bank by any of such Officers, Secretary or an Assistant Secretary or similar officer.) In addition, and subject to subsection 7(b) hereof, Bank may rely and act upon instructions received by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess acceptable to it which Bank believes in good faith to have been given by an

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         Authorized  Officer or which are  transmitted  with  proper  testing or authentication pursuant to terms and conditions which Bank may specify. Bank shall incur no liability to Brunswick or Seller or otherwise for having acted in accordance with instructions on which it is authorized to rely pursuant to the provisions hereof. Any instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Officer but Bank shall incur no liability for a failure to send such confirmation in writing, the failure of any such written confirmation to conform to the telephone instruction which it received, the failure of any such written confirmation to be signed or properly signed, or its failure to produce such confirmation at any subsequent time. Bank shall incur no liability for refraining from acting upon any instructions which for any reason it, in good faith, is unable to verify to its own satisfaction. Unless otherwise expressly provided, all authorizations and instructions shall continue in full
         force  and  effect  until   canceled  or   superseded   by   subsequent
         authorizations or instructions received by Bank's safekeeping account administrator. Bank's authorization to rely and act upon instructions pursuant to this paragraph shall be in addition to, and shall not limit, any other authorization which either Brunswick or Seller may give to it hereunder.

                  (b) With respect to written or telephonic instructions or instructions sent by facsimile transmission to transfer funds from the Escrow Fund in accordance herewith (such instructions hereinafter referred to as "Transfer Instructions"), the security procedure agreed upon for verifying the authenticity of Transfer Instructions is a callback by Bank to any of the persons designated below, whether or not any such person has issued such Transfer Instructions. (It is recommended that the persons designated below not be persons who generally issue Transfer Instructions; whenever possible, Bank will endeavor to call someone other than the issuer of the Transfer Instructions).

                  (i) With respect to Transfer Instructions given by Brunswick pursuant to its authority under this Agreement:

                        Name/Title                     Telephone No.
                        ----------                     -------------

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
                        Richard S. O'Brien,            (847) 735-4351
                        Vice President & Treasurer

                        Peter B. Hamilton,             (847) 735-4605
                        Senior Vice President and
                        Chief Financial Officer

                  (ii) With respect to Transfer Instructions given by the Parent or Seller pursuant to its authority under this
                        Agreement:

                        Name/Title                     Telephone No.
                        ----------                     -------------

                        Howard A. Kosick,              (602) 951-0033
                        Chief Financial Officer

                        Linda K. Bounds, Vice President
                        and Corporate Controller       (602) 951-0033

         Alternatively, at Bank's option, the callback may be made to any person designated in the certified resolutions or other certificates or documentation furnished to it by a party in connection with the Escrow Fund as authorized to issue Transfer Instructions or otherwise transact business with respect to the Escrow Fund for that party. Brunswick and Seller shall implement any other authentication method or procedure or security device required by Bank at any time or from time to time.

         8.       Resignation or Removal of Bank.

                  (a) Bank may resign at any time by giving written notice to Brunswick and Seller. Brunswick and Seller may remove Bank upon joint written notice to Bank. Such resignation or removal shall take effect upon delivery of the Escrow Fund to a successor Bank designated in writing by Brunswick and Seller, and Bank shall thereupon be discharged from all obligations under this Agreement, and shall have no further duties or responsibilities in connection herewith. The obligations of Brunswick and Seller to Bank and the rights of Bank hereunder shall survive termination of this Agreement or the resignation or removal of Bank.

                  (b) In the event that Bank submits a notice of resignation, its only duty, until a successor Bank shall have been appointed and shall have accepted such appointment, shall

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         be to hold,  invest and dispose of the Escrow Fund in  accordance  with
         this   Agreement,   but  without  regard  to  any  notices,   requests,
         instructions, demands or the like received by it from the other parties hereto after such notice shall have been given, unless the same is a direction that the Escrow Fund be paid or delivered in its entirety.

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     IN WITNESS  WHEREOF,  each of the  parties  hereto  have caused this Escrow
Agreement to be executed by its duly authorized officer effective as of the day and year first above written.

                                        BRUNSWICK CORPORATION


                                        By: Michael D. Schmitz
                                           --------------------------------
                                           Name: Michael D. Schmitz
                                           Title: Assistant Secretary


                                        AMERICAN RECREATION COMPANY, INC.


                                        By: Howard Kosick
                                           --------------------------------
                                           Name: Howard Kosick
                                           Title: Chief Financial Officer


                                        BELL SPORTS CORP.


                                        By: Howard Kosick
                                           --------------------------------
                                           Name: Howard Kosick
                                           Title: Chief Financial Officer



     The undersigned hereby accepts the terms and provisions of the foregoing Escrow Agreement and agrees to accept, hold, deal with and dispose of any property comprising the Escrow Fund in accordance with the foregoing Escrow Agreement.


                                        THE FIRST NATIONAL BANK OF CHICAGO



                                        By: Richard Manella
                                           --------------------------------
                                           Title: Vice President

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